UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   March 5, 2008

North American Galvanizing & Coatings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-3920	71-0268502
(State or other	(Commission	(IRS Employer
jurisdiction	File Number)	Identification No.)
of incorporation)

5314 South Yale Avenue, Suite 1000, Tulsa, Oklahoma	74135
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (918) 494-0964

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

During 2004, North American Galvanizing and Coatings, Inc. (the “Company”) adopted, with shareholder approval, the Company’s 2004 Incentive Stock Plan (the “Plan”), which provided for the grant of forfeitable shares of the Company’s Common Stock (“Restricted Stock”).

On March 5, 2008, the Board of Directors approved the Restricted Stock Award Agreement (the “Agreement”). As provided under the Agreement, the Restricted Stock shall vest and become non-forfeitable on the date of the earliest to occur of the following:

(a) the date that is four (4) years after the Date of Grant for employees or the date that is two (2) years after the Date of Grant for outside directors;

(b) the date of a Change in Control;

(c) the date the Participant’s employment is terminated because the Participant is disabled;

(d) the date of the Participant’s death, but only if death occurs while the Participant is employed by or providing services as a director to the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTH AMERICAN GALVANIZING & COATINGS, INC.

Date: March 11, 2008	By:	/s/ Beth B. Hood
Beth B. Hood
Vice President and Chief Financial Officer